                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

================================================================================

                        POST-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                              U.S. MICROBICS, INC.
              ----------------------------------------------------
             (Exact name of registrant as specified in its charter)

           Colorado                                      88-0990371
--------------------------------            ------------------------------------
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation ororganization)

         5922-B Farnsworth Court
          Carlsbad, California                                 92008
----------------------------------------              -----------------------
(Address of principal executive offices)                     (Zip Code)


                   U.S. Microbics, Inc. 2001 Consultants Plan
    ------------------------------------------------------------------------
                            (Full title of the plan)

                                 Robert C. Brehm
                             5922-B Farnsworth Court
                           Carlsbad, California 92008
                                 (760) 918-1860

                              CALCULATION OF REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- --------------------
                                               PROPOSED MAXIMUM      PROPOSED MAXIMUM
 TITLE OF SECURITIES        AMOUNT TO BE      OFFERING PRICE PER    AGGREGATE OFFERING        AMOUNT OF
   TO BE REGISTERED        REGISTERED (1)            SHARE                PRICE           REGISTRATION FEE
----------------------- --------------------- -------------------- --------------------- --------------------
Common Stock
----------------------- --------------------- -------------------- --------------------- --------------------

(1) No additional shares are being registered under this Post Effective Amendment No.2 Registration Statement. Amount was previously paid under SEC File No. 333-63558 on or about September 20, 2001.

                        GENERAL INSTRUCTION E INFORMATION

This Post-Effective Amendment No. 2 on Form S-8 Registration Statement is being filed for the purpose of revising the information included in the section entitled "Selling Securityholders" which appears in the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 21, 2001, as amended by Post-Effective Amendment No. 1 filed on September 20, 2001.

The contents of the Registrant's Registration Statement on Form S-8 filed with the Securities and Exchange Commission on June 21, 2001 (Registration No. 333-63558), as amended by Post-Effective Amendment No. 1, is hereby incorporated by reference.

The following supersedes and replaces the section entitled "Selling Securityholders":

                             SELLING SECURITYHOLDERS

         The following table provides certain information with respect to the selling securityholders' beneficial ownership of Common Stock as of November 13, 2001, and as adjusted to give effect to the sale of all of the shares offered hereby.

                                                                             NUMBER OF SHARES BENEFICIALLY
                                                                                 OWNED AFTER OFFERING(6)
                             NUMBER OF SHARES                                -----------------------------
                            BENEFICIALLY OWNED       NUMBER OF SHARES            NUMBER OF
    NAME                     BEFORE OFFERING          BEING OFFERED               SHARES        PERCENTAGE
    ----                     ---------------          -------------               ------        ----------
Robert C. Brehm (1)               5,276,190              110,319                5,165,871         25.54
Mery C. Robinson (2)              5,101,687              118,481                4,983,206         24.15
Conrad Nagel (3)                    443,313               51,613                  391,700          2.15
Bruce Beattie (4)                   150,000                 -                     150,000          0.76
Behzad Mirzayi (5)                  195,441               45,441                  150,000          1.00


(1)      Mr. Brehm is our CEO and a director since July 1997.

(2)      Ms. Robinson is our COO and a director since September 1997.

(3)      Mr. Nagel is our CFO since August 1998

(4)      Mr. Beattie is the  President of our subsidiary SSWM since August 2000

(5) Mr. Mirzayi is the Vice President and COO of our subsidiary SSWM since September 2000.

(6) Assumes that all shares will be resold by the selling shareholders and none will be held by the selling shareholders for their own accounts.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post Effective Amendment No. 2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California, on November 13, 2001.

                                                   U.S. MICROBICS, INC.

                                                   By:   /s/ Robert C. Brehm
                                                      --------------------------
                                                      Robert C. Brehm, President



         Pursuant to the requirements of the Securities Act, this Post Effective Amendment No. 2 Registration Statement has been signed by the following persons in the capacities indicated on November 13, 2001.


  /s/ Mery Robinson           Chief Executive Officer and Director
------------------------
Mery Robinson


  /s/ Robert Brehm            President and Director
------------------------
Robert Brehm


  /s/ Conrad Nagel            Chief Financial Officer
------------------------      (Principal Financial and Accounting Officer)
Conrad Nagel


  /s/ Roger K. Knight         Vice President and Director
------------------------
Roger K. Knight


  /s/ Robert Key              Director
------------------------
Robert Key